U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ANTs software.com
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               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

        0-16299                                            13-3054685
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(Commission File Number)                       (IRS Employer Identification No.)

801 Mahler Road, Suite G, Burlingame, CA                                94010
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(Address of Principal Executive Offices)                              (Zip Code)

                    ANTs software.com 2000 Stock Option Plan
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                              (Full Title of Plan)

   The Corporate Law Group, 500 Airport Blvd., Suite 120, Burlingame, CA 94010
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                     (Name and address of agent for service)

                                 (650) 227-8000
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          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

================================================================================
Title Of           Amount          Proposed       Proposed         Amount of
Shares To Be       To Be           Maximum        Maximum          Registration
Registered         Registered (1)  Offering       Aggregate        Fee
                                   Price Per      Offering
                                   Share (3)      Price (2)
================================================================================

Common Stock       5,437,530       $6.5532        $35,633,382.5    $9,407.22
Par Value $.001

      (1) Includes 2,000,000 shares of the Registrant's common stock, par value $.001 per share (the "Common Stock"), which may be offered pursuant to the ANTs software.com 2000 Stock Option Plan (the "2000 Plan") and Warrants for up to 3,437,530 shares of Common Stock, previously issued to directors, officers, advisors, consultants and staff to the Company. In addition, Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act") this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), and computed on the basis of the exercise prices of Warrants for up to 3,437,530 shares of Common Stock, and the closing sale price of the Common Stock traded on the Over the Counter Bulletin Board, (the "OTCBB") on September 25 as posted on http://www.cnbc.com, which was $11.75 per share, for the 2,000,000 shares of Common Stock under the 2000 Plan.

      (3) Represents the proposed maximum aggregate offering price divided by the amount of shares to be registered.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Items 1 and 2 of
Part I of Form S-8 will be sent to participants in the employee benefit plan as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(a) The Registrant's 10-KSB, filed with the Commission on July 31, 2000, and the Amendment number 1 thereto on Form 10-KSB/A filed with the Commission on August 10, 2000 are hereby incorporated by reference.

(b) The following documents filed by the Registrant, with the Commission are hereby incorporated by reference:

Form           Name of Form                             Date Filed
----           ------------                             ----------
10QSB          Quarterly Report                           09/14/00
DEFR14A        Amendment no.2 to Proxy Statement          09/06/00
DEFR14A        Amendment no.1 to Proxy Statement          08/28/00
DEF14A         Proxy Statement                            08/17/00

(c) Description Of Securities.


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

      The Company is authorized to issue 20,000,000 Common Voting shares of a par value of $.001 per share. Each shareholder is entitled to one vote for each share held, and is entitled to dividends when and as declared by the board of directors. On July 24, 2000 the number of common shares issued and outstanding totaled 12,756,197. The Company has not paid and does not anticipate paying dividends in the future on its common stock.

(d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description Of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada General Corporation Law (the "NGCL") states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

      Subsection 2 of Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of


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

another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      Subsection 3 of Section 78.7502 of the NGCL further provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2) of Section 78.7502, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense. Subsection 3 of Section 78.751 of the NGCL provides that the indemnification or advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NGCL does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that the indemnification, unless ordered pursuant to section 78.7502 or for the advancement of expenses made pursuant to Subsection 2 of Section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Subsection 3 of Section 78.751 of the NGCL also provides that the indemnification or advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NGCL continues for directors, officers, employees or agents who have ceased to hold such positions, and inures to the benefit of their heirs, executors and administrators.

      Subsection 1 of Section 78.752 of the NGCL states that the corporation may purchase and maintain insurance or make other financial arrangements on behalf of a person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in any such capacity or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liabilities and expenses.

      The Registrant's bylaws provide that directors, officers and certain other persons may be indemnified to the fullest extent authorized by Nevada law. Subsection 1 of Section 78.751 of the NGCL provides that any discretionary indemnification under Section 78.7502 of the NGCL, unless ordered by a court or advanced pursuant to subsection (2) of Section 78.751 may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The


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

determination must be made: (a) by the stockholders, (b) by the board of directors by a majority vote of a quorum of the disinterested directors and (c) by independent legal counsel in a written opinion if a majority vote of a quorum of the disinterested directors so orders, or, if a quorum of disinterested directors cannot be obtained.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

            3.1   Articles of the Corporation as listed in Exhibit 3.1 to the
                  Company's 10-KSB filed on July 31, 2000, are hereby
                  incorporated by reference.
            4     ANTs software.com 2000 Stock Option Plan as listed in Annex A to the Company's DEFR14A filed on September 6, 2000, is hereby incorporated by reference.
            5     Opinion re Legality.
            24.1  Letter of Consent from Farber & Hass, LLP.
            24.2  Letter of Consent from The Corporate Law Group (included in
                  Exhibit 5).
            24.3  Letter of Consent from Jaak Olesk, CPA.

Item 9.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

      1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  iii. Include any additional or changed material information on the plan of distribution.

      2. That, for determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

      3. To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.


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

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on September 26, 2000.

                                       ANTS SOFTWARE.COM


                                       By: /s/ Frederick D. Pettit
                                           ------------------------------------
                                           Frederick D. Pettit
                                           Chairman, Chief Executive Officer and
                                           President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Dated: September 26, 2000                  By: /s/ Frederick D. Pettit
                                           ------------------------------------
                                           Frederick D. Pettit
                                           Chairman, Chief Executive Officer and
                                           President


Dated: September 26, 2000                  By: /s/ Miles Mochizuki
                                           ------------------------------------
                                           Miles Mochizuki
                                           Acting Chief Financial Officer and
                                           Secretary


                                           DIRECTORS


                                           By: /s/ Frederick D. Pettit
                                           -------------------------------------
                                           Frederick D. Pettit, Chairman of the
                                           Board of Directors

                                           Date September 26, 2000
                                                --------------------------------


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

                                           By: /s/ Alison B. Hicks
                                           -------------------------------------
                                             Alison B. Hicks, Director

                                           Date September 26, 2000
                                                --------------------------------


                                           By: /s/ Richard J. Lee
                                           -------------------------------------
                                             Richard J. Lee, Director

                                           Date September 26, 2000
                                                --------------------------------


                                           By: /s/ Clive G. Whittenbury
                                           -------------------------------------
                                             Clive G. Whittenbury, Director

                                           Date September 26, 2000
                                                --------------------------------


                                           By /s/ Dean Witter, III
                                           -------------------------------------
                                             Dean Witter, III, Director

                                           Date September 26, 2000
                                                --------------------------------


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

                                INDEX TO EXHIBITS

Exhibit
Number            Description

3.1               Articles of the Corporation as listed in Exhibit 3.1 to the
                  Company's 10-KSB filed on July 31, 2000, is hereby
                  incorporated by reference.
4                 ANTs software.com 2000 Stock Option Plan as listed in Annex A to the Company's DEFR14A filed on September 6, 2000, is hereby incorporated by reference.
5                 Opinion re Legality.
24.1              Letter of Consent from Farber & Hass, LLP.
24.2              Letter of Consent from The Corporate Law Group (included in
                  Exhibit 5).
24.3              Letter of Consent from Jaak Olesk, CPA.


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